Exhibit 99.1

Rubicon Technology Appoints Timothy E. Brog as New Independent Director

BENSENVILLE, Illinois — May 31, 2016 — Rubicon Technology, Inc. (NASDAQ: RBCN) (“Rubicon” or the “Company”), a leading provider of sapphire substrates and products to the LED, optical and semiconductor industries, today announced that it has appointed a new independent director, Timothy E. Brog, President of Locksmith Capital, to its Board of Directors, effective immediately. With the addition of Mr. Brog, the Board expands to six members, five of whom are independent.

“We’re pleased to add Timothy to Rubicon’s Board of Directors,” said Don N. Aquilano, Chairman of the Board. “He is an accomplished executive, with extensive investment, legal, management and financial experience – as well as a strong track record of driving change as a member of public company boards, serving on director slates of both management and activist shareholders. We welcome his insights as we pursue the appropriate path forward to drive long-term stockholder value. Timothy brings valuable new perspectives to our Board, and his appointment is consistent with our commitment to maintaining a highly qualified Board with the necessary skills and expertise to navigate the current environment.”

Mr. Brog said, “Rubicon is a recognized leader in sapphire technology, and I look forward to leveraging my experiences to work with the Board and management team to implement necessary change and maximize stockholder value as I have in previous situations with an array of public and private companies. I am excited to work with Rubicon as we continue to strengthen the Company’s existing platform, capitalize on new market opportunities and position Rubicon for the future.”

Timothy E. Brog Biography

Timothy E. Brog is the President of Locksmith Capital Management LLC. Previously, he served as Chairman of the Board of Directors of Peerless Systems Corporation from June 2008 to February 2015, Chief Executive Officer from August 2010 to March 2015 and a director beginning in July 2007. Mr. Brog served as a Managing Director and portfolio manager to Locksmith Value Opportunity Fund LP from September 2007 to August 2010. He served as Managing Director of E2 Investment Partners LLC, a special purpose vehicle to invest in Peerless, from March 2007 to July 2008. Prior to his experience at Locksmith Capital and E2 Investment Partners, Mr. Brog was President of Pembridge Capital Management LLC and the portfolio manager of Pembridge Value Opportunity Fund LP, a deep value hedge fund, from June 2004 to September 2007. He also worked as the Managing Director of The Edward Andrews Group Inc., a boutique investment bank from 1996 to 2007, and from 1989 to 1995, Mr. Brog was a corporate finance and mergers and acquisitions associate of the law firm Skadden, Arps, Slate, Meagher & Flom LLP.

Mr. Brog is currently a Director of Eco-Bat Technologies Limited and has previously served as Chairman of the Board and Chairman of the Audit Committee of Deer Valley Corporation from October 2014 to April 2015 and as a member of the Board of Directors of the Topps Company Inc. from July 2006 to October 2007. His legal, investment banking, executive management and financial analysis experience position him well to serve as a director of Rubicon.

Mr. Brog received a J.D. from Fordham University School of Law in 1989 and a B.A. from Tufts University in 1986.

About Rubicon Technology Inc.

Rubicon Technology, Inc. is a vertically integrated advanced electronic materials provider specializing in monocrystalline sapphire for applications in light-emitting diodes (LEDs), optical systems and specialty electronic devices. Rubicon has an unmatched technology platform and expertise extending from the preparation of raw aluminum oxide through sapphire crystal growth and fabrication to large-diameter polished sapphire windows and wafers and patterned sapphire substrates (PSS), enabling Rubicon to supply custom sapphire products with superior quality and precision. Further information is available at http://rubicontechnology.com.

Forward-Looking Statements

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “expects,” “anticipates,” “intends,” “should,” “estimates,” or similar expressions, or those relating to or anticipating financial results for periods beyond the end of the first quarter of 2016, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by us. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include changes in the average selling prices of sapphire products, our successful development and market acceptance of new products, dependence on key customers, potential disruptions in our supply of electricity, changes in our product mix, our ability to protect our intellectual property rights, the competitive environment, the availability and cost of raw materials, the cost of compliance with environmental standards, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations and other risks and uncertainties described in the Company’s most recent Form 10-K and other filings with the SEC. For these reasons, readers are cautioned not to place undue reliance on the Company’s forward-looking statements. Any forward-looking statement that the Company makes speaks only as of the date of such statement, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Rubicon Technology, Inc.

Dee Johnson

Vice President, Investor Relations

847-457-3426